Exhibit 99.1

PRESS RELEASE	August 13, 2019

Tilray, Inc. Reports Second Quarter 2019 Financial Results

Revenue Rises 371.1% to $45.9 (C$60.9) Million in the Second Quarter Compared to the Prior Year Period

Canadian Adult-Use Revenue Nearly Doubles to $15.0 (C$20.0) Million Compared to Prior Quarter

Key Investments Made in Europe and the U.S. as Part of Ongoing Focus on Global Expansion

NANAIMO, BRITISH COLUMBIA – Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, today reported financial results for the second quarter ended June 30, 2019. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We are pleased with our second quarter results and strong business momentum,” said Brendan Kennedy, Tilray President and Chief Executive Officer. “Our team has executed against our plan, with adult-use revenue nearly doubling in the second quarter compared to the first quarter and gross margin increasing sequentially for the second quarter in a row. As we continue to grow, we remain focused on our long-term strategic objectives and deploying capital to maximize stockholder value.”

Second Quarter 2019 Financial Highlights

•

Revenue increased 371.1% to $45.9 (C$60.9) million, compared to the second quarter of last year, driven by the Manitoba Harvest acquisition, the legalization of the Canadian adult-use market, and growth in international medical markets, particularly in Europe. Excluding excise tax, revenue was $42.0 (C$55.8) million.

	Three months ended June 30,				Six months ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Adult-use	$15,041	$—	$15,041	N/A	$22,922	$—	$22,922	N/A
ACMPR (direct to patient & bulk)	9,078	9,267	(189)	(2)%	16,841	16,645	196	1%
Food products	19,935	—	19,935	N/A	25,517	—	25,517	N/A
International - medical	1,850	477	1,373	288	3,662	907	2,755	304
Total revenue	$45,904	$9,744	$36,160	371%	$68,942	$17,552	$51,390	293%
Excise tax included in revenue	$3,862	$—	3,862	N/A	$5,776	$—	5,776	N/A

PRESS RELEASE	August 13, 2019

•	Total kilogram equivalents sold more than tripled to 5,588 kilograms from 1,514 kilograms in the prior year period.
•

Average net selling price per gram decreased to $4.61 (C$6.12) compared to $6.38 (C$8.36) in the prior year period. The average net selling price excluding excise taxes was $3.92 (C$5.20) per gram for the second quarter of 2019. The decrease was due to a reduced mix of higher priced extract products and a greater mix of adult-use revenue, which are at lower prices per gram compared to other channels.

•

Gross margin increased sequentially to 27% from 23% in the prior quarter. Gross margin in the second quarter of 2018 was 43%. Gross margin continues to be impacted by increased costs incurred with the ramping up of cultivation facilities in Canada and Portugal and acquiring third party supply. Food product margins were also impacted by a $1.4 million non-cash charge related to purchase accounting for the fair value of inventory.  Excluding this purchase accounting charge, gross margin was 30% for the quarter.

•

Net loss for the quarter was $35.1 million or $0.36 per share compared to a loss of $12.8 million or $0.17 per share for the prior year period. The adjusted net loss for the quarter was $31.2 million or $0.32 per share for the second quarter of 2019. The adjustments to the net loss are non-recurring acquisition related charges and a non-recurring non-cash charge related to purchase accounting for the fair value of inventory. Adjusted EBITDA was a loss of $17.9 million compared to a loss of $4.7 million the prior year period. The increased net loss and Adjusted EBITDA declines were primarily due to the increase in operating expenses related to growth initiatives, interest expense from our convertible notes, the addition of Manitoba Harvest and Natura businesses, and the expansion of international operations.

Business Highlights

•	Signed Letter of Intent (LOI) with Privateer Holdings, Inc. to extend lock-up for up to two years and provide for orderly release of the 75 million Tilray shares held by Privateer.
•	Significant capacity expansion:
o

Expanded international export capacity with standard manufacturing license and Good Manufacturing Practices (GMP) certification for EU Campus that allows Tilray Portugal to manufacture and export GMP-certified dried cannabis as an active substance for medicinal products.

o

Increased international export capacity with an additional 20 hectares (50 acres) of outdoor cultivation space in Portugal through a Definitive Agreement with Esporão, one of the largest and most sophisticated agricultural businesses

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	August 13, 2019

in Portugal.[1] This agreement will expand Tilray’s total production and manufacturing footprint to 3.4 million square feet worldwide.
o

Announced an investment of $32.6 million to increase our Canadian production and manufacturing footprint by 203,000 square feet across three facilities in Nanaimo, British Columbia, Leamington, Ontario, and London, Ontario.

•	Key international market developments:
o	Imported GMP-certified finished medical cannabis oil solutions into Ireland for nationwide distribution under the Medical Cannabis Access Programme.[2]
o	Manitoba Harvest launched a Broad Spectrum Hemp Extract line that is Generally Recognized as Safe (GRAS) in the United States, marking Tilray’s first entry into the U.S. CBD market under this brand.
•	Expanding our brand portfolio:
o	Acquired Smith & Sinclair, an innovative U.K.-based confectionary company that will introduce CBD-infused consumer products where regulations permit.[3]
•	Clinical research developments:
o

Announced support of two new clinical studies: a pilot study led by Murdoch Children’s Research Institute (MCRI) in Melbourne, Australia, to evaluate the feasibility and acceptability of a larger randomized placebo-controlled trial of cannabis extract as a form of treatment for reducing Severe Behavioral Problems (SBP) in pediatric patients with Intellectual Disabilities (ID); and a study with McGill University Health Centre’s Division of Infectious Diseases and Chronic Viral Illness in Quebec, Canada to examine the effectiveness of medical cannabis on immune activation in People Living with HIV.

o

Imported an initial shipment of medical cannabinoids into the United States, with approval from the U.S. government, to support two clinical trials led by NYU School of Medicine for patients with Alcohol Use Disorder and Post-Traumatic Stress Disorder with Alcohol Use Disorder.[4]

•	Expanded global senior leadership team:
o	Appointed Kristina Adamski as Executive Vice President of Corporate Affairs, globally overseeing communications, government affairs and corporate social responsibility.
o

Strengthened European leadership team with the appointment of Arne Wilkens as Vice President, Business Expansion, Europe; José Tempero as Medical Affairs Director, Europe; Maike Gerlach as Vice President, Marketing, Europe;

[1]	Announced August 7, 2019
[2]	Announced July 11, 2019
[3]	Announced July 23, 2019
[4]	Announced August 8, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	August 13, 2019

Nadja Frenzel as Vice President, Commercial Development, Europe; and Natalie Bucceri as Director, Global Portfolio Expansion.[5]

Conference Call

The Company will host a conference call to discuss these results today at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the U.S. and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, August 27, 2019, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 1489081.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

About Tilray®

Tilray is a global pioneer in cannabis research, cultivation, production and distribution currently serving tens of thousands of patients and consumers in 13 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding our growth potential, the sustainability of growth, demand for our products and the medical and adult-use cannabis markets, anticipated plans for strategic partnerships, and the closing of the downstream merger with Privateer. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 13, 2019, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

[5]	Announced July 5, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	August 13, 2019

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as net income (loss) before interest expense, net; other income, net; deferred income tax recovery, current income tax expense; foreign exchange (gain) loss, net; depreciation and amortization expense; stock-based compensation expense; and acquisition and integration expenses. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. The Company believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses Adjusted EBITDA to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  Adjusted EBITDA is also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media, Global: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Katie Turner, +1-646-277-1228, katie.turner@icrinc.com

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	August 13, 2019

TILRAY, INC.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of U.S. dollars, except for share and per share data, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$45,904	$9,744	$68,942	$17,552
Cost of sales	33,631	5,567	51,284	9,479
Gross profit	12,273	4,177	17,658	8,073
General and administrative expenses	16,465	5,342	29,262	9,487
Sales and marketing expenses	14,366	3,305	22,187	5,568
Depreciation and amortization expense	2,385	281	4,248	503
Stock-based compensation expense	7,585	5,601	12,891	5,632
Research and development expenses	1,528	639	2,576	1,614
Acquisition and integration expenses	2,464	—	6,888	—
Operating loss	(32,520)	(10,991)	(60,394)	(14,731)
Foreign exchange (gain) loss, net	(1,611)	1,358	(1,432)	2,504
Interest expense, net	8,586	497	17,331	913
Finance income from ABG Profit Participation Arrangement	(212)	—	(347)	—
Other income, net	(2,035)	(76)	(4,380)	(197)
Loss before income taxes	(37,248)	(12,770)	(71,566)	(17,951)
Deferred income tax recovery	(2,642)	—	(6,419)	—
Current income tax expense	447	63	207	63
Net loss	$(35,053)	$(12,833)	$(65,354)	$(18,014)
Net loss per share - basic and diluted	(0.36)	(0.17)	(0.68)	(0.24)
Weighted average shares used in computation of net loss per share - basic and diluted	97,231,839	75,000,000	96,037,142	75,000,000
Net loss	$(35,053)	$(12,833)	$(65,354)	$(18,014)
Foreign currency translation gain (loss)	2,924	(86)	2,449	(87)
Unrealized (loss) gain on cash equivalents and investments	(762)	—	646	—
Other comprehensive income (loss)	2,162	(86)	3,095	(87)
Comprehensive loss	$(32,891)	$(12,919)	$(62,259)	$(18,101)

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	August 13, 2019

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of U.S. dollars, except for share and par value data, unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$184,551	$487,255
Short-term investments	36,323	30,335
Accounts receivable, net of allowance for doubtful accounts of $1,854 and $292, respectively	24,612	16,525
Other receivables	1,195	969
Inventory	75,317	16,211
Prepaid expenses and other current assets	36,633	3,007
Total current assets	358,631	554,302
Property and equipment, net	147,558	80,214
Intangible assets, net	331,983	4,486
Goodwill	154,954	—
Investments	23,195	16,911
Deposits and other assets	7,810	754
Total assets	$1,024,131	$656,667
Liabilities
Current liabilities
Accounts payable	$24,368	$10,649
Accrued expenses and other current liabilities	151,288	14,818
Accrued obligations under capital lease	252	470
Total current liabilities	175,908	25,937
Accrued obligations under capital lease	9,032	8,286
Deferred tax liability	53,624	4,424
Convertible Notes, net of issuance cost	425,400	420,367
Total liabilities	$663,964	$459,014
Stockholders’ equity
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized; 16,666,667 shares issued and outstanding)	2	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 80,690,864 and 76,504,200 shares issued and outstanding, respectively)	8	8
Additional paid-in capital	526,830	302,057
Accumulated other comprehensive income	6,858	3,763
Accumulated deficit	(173,531)	(108,177)
Total stockholders’ equity	360,167	197,653
Total liabilities and stockholders’ equity	$1,024,131	$656,667

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	August 13, 2019

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(35,053)	$(12,833)	$(65,354)	$(18,014)
Depreciation and amortization expense	2,985	671	5,755	1,148
Stock-based compensation expense	7,585	5,601	12,891	5,632
Acquisition and integration expenses	2,464	—	6,888	—
Foreign exchange (gain) loss, net	(1,611)	1,358	(1,432)	2,504
Interest expense, net	8,586	497	17,331	913
Other income, net	(2,035)	(76)	(4,380)	(197)
Amortization of inventory step-up	1,360	—	2,041	—
Deferred income tax recovery	(2,642)	—	(6,419)	—
Current income tax expense	447	63	207	63
Adjusted EBITDA	$(17,914)	$(4,719)	$(32,472)	$(7,951)

	Three months ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted net loss reconciliation:
Net loss	$(35,053)	$(12,833)	$(65,354)	$(18,014)
Acquisition and integration expenses	2,464	—	6,888	—
Amortization of inventory step-up	1,360	1,358	2,041	—
Adjusted net loss	$(31,229)	$(11,475)	$(56,425)	$(18,014)
Adjusted net loss per share - basic and diluted	(0.32)	(0.15)	(0.59)	(0.24)
Weighted average shares used in computation of adjusted net loss per share - basic and diluted	97,231,839	75,000,000	96,037,142	75,000,000

Tilray | Nanaimo, BC | www.tilray.com